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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              September 21, 1998



                            GAMMA BIOLOGICALS, INC.
                          ---------------------------
                         (Exact name of registrant as
                          specified in its charter)



       Texas                         0-9771                   74-1668436
  ---------------                  ----------                ------------
  (State or other                 (Commission               (IRS Employer
  jurisdiction of                 File Number)              Identification
  incorporation)                                                Number)


                                  3700 Mangum
                              Houston, Texas 77092
                     --------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code (713) 681-8481


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ITEM 5.  OTHER EVENTS

     On September 21, 1998, the Registrant issued a press release stating that it had entered into an Agreement and Plan of Merger with Immucor, Inc. and Gamma Acquisition Corporation.

ITEM 7.  EXHIBITS

     Exhibit A.  Press release dated September 21, 1998.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      GAMMA BIOLOGICALS, INC.



Dated: September 23, 1998             By:   /s/ Margaret J. O'Bannion
                                            ------------------------------
                                                Margaret J. O'Bannion
                                            ------------------------------
                                                Chief Financial Officer
                                            ------------------------------




                                      -2-

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FOR IMMEDIATE RELEASE               CONTACT:  Immucor, Inc.
                                              Edward Gallup, Steve Ramsey or
                                              Connie Vinson
                                              770-441-2051

                                              Gamma Biologicals, Inc.
                                              David E. Hatcher
                                              713-681-8481


               IMMUCOR, INC. TO ACQUIRE GAMMA BIOLOGICALS, INC.
                 IN A CASH TENDER OFFER FOR $5.40 PER SHARE

NORCROSS, GA - September 21, 1998 - Immucor, Inc. (NASDAQ: BLUD) and Gamma Biologicals, Inc. (AMEX: GBL) today jointly announced that they have executed a definitive merger agreement under which Gamma Acquisition Corporation, an Immucor subsidiary, will commence a cash tender offer to acquire all of the outstanding shares of Gamma Biologicals for $5.40 per share followed by a cash merger at the same price. The transaction has been unanimously approved by the Board of Directors of each company. Upon completion of this transaction, Gamma Biologicals will operate as a wholly owned subsidiary of Immucor, Inc.

The cash tender offer of $5.40 for each Gamma Biologicals share represents a total transaction value of approximately $25 million. The tender offer is not conditioned upon financing. Subject to satisfaction of customary closing conditions, Immucor and Gamma Biologicals expect the transaction to close within five weeks from the date hereof.

Upon completion of this acquisition, Immucor will become the market leader in providing blood serology reagents and systems in the U.S. and Canada, and will greatly strengthen its international market position and overall product offering. The combination of this market leadership with Immucor's broad line of automated instrumentation, including the newly approved ABS2000 system, and Gamma's newly introduced gel-based ReACT system, is expected to generate growth in both revenue and profitability. Given the substantial opportunities for synergies and cost savings, this transaction is expected to increase Immucor's earnings per share.

Edward L. Gallup, Immucor's president and CEO, stated, "I am pleased to welcome Gamma's customers, employees and suppliers to our company. I am confident that the combined strengths of our organizations will set the standard for quality products and services in our industry for years to come."

David E. Hatcher, Gamma's president and CEO, stated, "In Immucor, we have found the ideal partner to continue the growth of our business. Given the consolidation of our industry and the resources which Immucor provides, I believe this transaction will best serve Gamma's customers, shareholders and employees."

                                    (MORE)

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Immucor, Inc. to Acquire Gamma Biologicals, Inc.
September 21, 1998
Page 2


Immucor, Inc., founded in 1982, manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of its market segments. Immucor's fiscal 1998 revenues were approximately $40 million. For more information on Immucor, please visit the company's website at www.immucor.com.

Gamma Biologicals, Inc., with fiscal 1998 revenues of approximately $18 million, manufactures and sells a wide variety of in-vitro diagnostic reagents to blood donation centers, transfusion departments of hospitals, medical laboratories and research institutions through a direct sales force and distributor network. Gamma distributes its products to more than 50 countries worldwide. Additional information is available about Gamma Biologicals on its website at www.gammabio.com.

THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES REFORM ACT OF 1995, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONCERNING EACH COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE. BECAUSE SUCH STATEMENTS DEAL WITH FUTURE EVENTS, THEY ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EACH COMPANY'S CURRENT EXPECTATIONS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO EACH COMPANY ON THE DATE HEREOF, AND EACH COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. FURTHER RISKS ARE DETAILED IN EACH COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE SET FORTH IN EACH COMPANY'S MOST RECENT FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.


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